EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Peng Yang, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report for the period ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this quarterly report fairly presents in all material respects the financial condition and results of operations of Oranco, Inc. at the dates and for the periods indicated.

Date: November 14, 2018

By:	/s/ Peng Yang
Peng Yang
Chief Executive Officer

I, Ronald Zhang, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report for the period ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report presents in all material respects the financial condition and results of operations of Oranco, Inc. at the dates and for the periods indicated.

Date: November 14, 2018

By:	/s/ Ronald Zhang
Ronald Zhang
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Oranco, Inc. and will be retained by Oranco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.